Exhibit 99.2

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

Unaudited Pro Forma Consolidated Financial Statements of Resource Real Estate Opportunity REIT, Inc.

The Unaudited Pro Forma Consolidated Financial Statements (“pro forma financial statements”) give effect to the proposed merger of Resource Real Estate Opportunity REIT, Inc. (the “Company”) of Paladin Realty Income Properties, L.P. and subsidiaries (“Paladin OP”). The Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2013 gives effect to the Paladin OP merger as if it had been consummated on June 30, 2013 and includes historical data as reported by the separate companies as well as adjustments that give effect to events that are directly attributable to the Paladin OP acquisition and that are factually supported. The Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2012 and for the six months ended June 30, 2013 give effect to the Paladin OP merger as if it had been consummated on January 1, 2012 and include historical data as reported by the separate companies, as well as adjustments that are directly attributable to the Paladin OP merger, are expected to have a continuing impact, and are factually supported.

The pro forma adjustments reflecting the pending consummation of the Paladin OP merger are based upon the acquisition method of accounting in accordance with Generally Accepted Accounting Principles ("GAAP") and upon the assumptions set forth in the notes included in this section. The pro forma financial statements have been prepared based on available information, using estimates and assumptions that management believes are reasonable. These estimates and assumptions affect reported amounts of assets and liabilities and other disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. These estimates and assumptions are preliminary and have been prepared solely for the purposes of developing this unaudited pro forma consolidated financial information. The unaudited pro forma consolidated balance sheet has been adjusted to reflect the allocation of the purchase price to identifiable net assets acquired. The pro forma consolidated financial statements are presented for illustrative purposes only and do not purport to reflect the results the consolidated entity may achieve in future periods or the historical results that would have been obtained had the Company and Paladin OP been a consolidated entity during the relevant periods presented.

The assumptions used and adjustments made in preparing the pro forma financial statements are described in the notes hereto, which should be read in conjunction with the unaudited pro forma financial statements. The unaudited pro forma financial statements and related notes contained herein should be read in conjunction with the historical financial statements and related notes of the Company and Paladin OP.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.
UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET
JUNE 30, 2013
(in thousands)
(unaudited)

		Historical
	Historical	Adjusted
	Resource	Paladin	Proforma		Proforma
	Real Estate	OP	Adjustments	Notes	Consolidated
ASSETS
Investments:
Rental Properties, net	$202,944	$176,934	$29,799	A	$409,677
Loans held for investments, net	1,756	—	—		1,756
Identified intangible assets, net	1,967	—	—		1,967
Assets of discontinued operations	216	—	—		216
	206,883	176,934	29,799		413,616
Less: Accumulated depreciation and amortization
Cash and cash equivalents	74,919	11,758	(10,448)	B	76,229
Restricted cash	72	1,817	—		1,889
Prepaid expenses and other assets, net	1,632	2,063	—		3,695
Stock subscriptions receivable	2,242	—	—		2,242
Due from related parties	461	—	—		461
Accounts receivable other	312	—	—		312
Tenant receivables, net	415	—	—		415
Deposits	153	—	—		153
Deferred financing costs, other	697	—	—		697
Deferred offering costs	1,058	—	—		1,058
Total Assets	$288,844	$192,572	$19,351		$500,767

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Mortgages payable	$8,945	$146,044	—		$154,989
Revolving credit facility	760	—	—		760
Trade accounts payable	2,070	1,321	—		3,391
Accrued expenses and other liabilities	3,599	2,183	—		5,782
Due to related parties	1,346	—	—		1,346
Tenant prepayments	339	—	—		339
Security Deposits	1,152	—	—		1,152
Distribution payable	1,183	—	—		1,183
Liabilities of discontinued operations	102	—	—		102
Total liabilities	19,496	149,548	—		169,044

Stockholders' equity
Partners' capital	—	33,349	(33,349)	C	—
Noncontrolling interests	—	9,675	—		9,675
Preferred stock (par value $.01; 10,000,000 shares authorized, none issued)	—	—	—		—
Common stock (par value $.01; 1,000,000,000 shares authorized and 35,896,959 shares issued, and 35,861,870 shares outstanding	359	—	53	D	412
Convertible stock (par value $.01; 50,000 shares authorized, issued and outstanding)	1	—	—		1
Additional paid-in capital	315,603	—	52,647	D	368,250
Accumulated deficit	(46,615)	—	—		(46,615)
Total stockholders' equity	269,348	43,024	19,351		331,723
Total liabilities and stockholders' equity	$288,844	$192,572	$19,351		$500,767

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.
UNAUDITED PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
FOR THE SIX MONTHS ENDED JUNE 30, 2013
(in thousands, except per share data)
(unaudited)

		Historical
	Historical	Adjusted
	Resource	Paladin	Proforma		Proforma
	Real Estate	OP	Adjustments	Notes	Consolidated
Revenues
Rental income	$15,309	$11,904	$—		$27,213
Other income	—	1,448	—		1,448
Gain on foreclosures	67	—	—		67
Interest income	115	2	—		117
Total Revenues	15,491	13,354	—		28,845

Expenses
Rental operating	9,875	4,908	—		14,783
Real property taxes	—	948	—		948
Acquisition costs	2,518	—	—		2,518
Foreclosure costs	49	—	—		49
Management fees - related parties	1,646	242	294	E	2,182
General and administrative	2,567	31	(31)	F	2,567
Loss on property impairment	—	—	—		—
Loss on disposal of assets	36	—	—		36
Depreciation and amortization expense	5,884	2,787	331	G	9,002
Property damage	—	368	—		368
Total expenses	22,575	9,284	594		32,453

Other (expense) income
Gain on redemption of stock	22	—	—		22
Interest expense	(247)	(4,144)	—		(4,391)
Loss from continuing operations	(7,309)	(74)	(594)		(7,977)

Noncontrolling interests	—	124	—		124

Discontinued operations:
(Loss) income from discontinued operations	(674)	6,996	(6,996)	H	(674)
Net gain on disposition	3,173	—	—		3,173
Income from discontinued operations	2,499	6,996	(6,996)		2,499
Net loss and comprehensive loss	$(4,810)	$6,922	$(7,590)		$(5,478)

Weighted average common shares outstanding	28,894		5,302	D	34,196

Basic and diluted loss per common share	$(0.17)				$(0.16)

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.
NAUDITED PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
YEAR ENDED DECEMBER 31, 2012

		Historical
	Historical	Adjusted
	Resource	Paladin	Proforma		Proforma
	Real Estate	OP	Adjustments	Notes	Consolidated
Revenues
Rental income	$17,149	$23,059	$—		$40,208
Other income	—	2,662	—		2,662
Interest income	197	8	—		205
Total Revenues	17,346	25,729	—		43,075

Expenses
Rental operating	10,326	9,503	—		19,829
Real property taxes	—	1,795	—		1,795
Acquisition costs	3,713	—	715	I	4,428
Foreclosure costs	195	—	—		195
Management fees - related parties	1,756	489	548	E	2,793
General and administrative	3,053	69	(69)	F	3,053
Loss on disposal of assets	246	—	—		246
Depreciation and amortization expense	8,340	5,987	12,666	G	26,993
Property damage	—	—	—		—
Total expenses	27,629	17,843	13,860		59,332

Other (expense) income
Interest expense	(546)	(8,796)	—		(9,342)
Insurance proceeds in excess of cost basis	188	—	—		188
Loss from continuing operations	(10,641)	(910)	(13,860)		(25,411)
					—
Noncontrolling interests	—	429	—		429

Discontinued operations:
(Loss) income from discontinued operations	298	266	(266)	H	298
Net loss and comprehensive loss	$(10,343)	$(215)	$(14,126)		$(24,684)

Weighted average common shares outstanding	14,886		5,302	D	20,188

Basic and diluted loss per common share	$(0.69)				$(1.22)

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Basis of pro forma presentation

The accompanying unaudited pro forma consolidated financial statements exclude certain subsidiaries of the Paladin OP during the periods presented. These subsidiaries owned interests in the Lofton Apartments, which were sold to a third party in the second quarter of 2013, and the Beechwood Gardens Apartments, the sale of which is pending, along with certain assets and liabilities of the Paladin OP which were not included in the proposed acquisition ("Paladin Acquisition").

Note 2: Pro forma Adjustments

(A)	Represents the initial estimates of the step up in fair value for the property and equipment and intangible assets to reflect the allocation of the purchase price to identifiable net assets acquired.

(B)	Represents an elimination of cash which is in accordance with the Paladin Acquisition agreement.

(C)	Represents the elimination of the historical equity of Paladin OP.

(D)	Represents the estimated number of shares needed to be sold in the Company's initial public offering of common stock in order to fund the Paladin Acquisition.

(E)	Represents the elimination of pre-merger related party management fees associated with the Paladin Acquisition, offset by the additional related party management fees to be charged by the Company.

(F)	Represents the estimated change in general and administrative costs associated with the Paladin Acquisition.

(G)
Represents the increase in depreciation and amortization associated with the initial recording of Paladin OP's rental properties and identified intangible assets at fair value. The increase in depreciation and amortization is based on a preliminary allocation of purchase price to certain property and equipment and finite-lived intangible assets acquired. For purposes of the depreciation and amortization adjustment related to the incremental step up in fair value, the Company considered the useful lives and related step up value of the property and equipment and intangible assets as follows (dollars in thousands):

	Step up in
	Fair Value	Useful Life
Land	$4,003	indefinite
Buildings *	12,969	27.5 years
Site Improvements	38	15 years
Equipment and Furniture and Fixtures	371	3 - 5 years
Intangible Assets	12,418	6 months
Total	$29,799

*	Includes the write-off of approximately $1.2 million related to pre-merger acquisition costs capitalized by Paladin OP in Rental Properties, net.

(H)	Represents the elimination of the discontinued operations associated with the Lofton Apartments, which were sold during the second quarter of 2013.

(I)	Represents the initial estimated acquisition costs associated with the Paladin Acquisition, primarily legal fees.